Exhibit 3.2.32

JOE MANCHIN, III Secretary of State State Capitol, Suite 139-W 1900 Kanawha Blvd. E. Charleston, WV 25305-0770 Hrs: 8:30 am – 4:30 pm ET FILE TWO ORIGINALS	[Seal] WEST VIRGINIA ARTICLES OF INCORPORATION	Penney Barker, Supervisor Corporations Division Tel: (304) 558-8000 Fax: (304) 558-0900 wvsos@secretary.state.wv.us www.state.wv.us/sos/ CTRL #

We, the undersigned, acting as incorporators according to West Virginia Code §31-1-27, adopt the following Articles of Incorporation for a West Virginia Domestic Corporation, which shall be perpetual:

1.

The name of the West Virginia corporation shall be:

[The name must contain one of the words ‘corporation’, ‘company’, ‘incorporated’, ‘limited’, or an abbreviation of one of those words. WV Code §31-1-11]

Parkersburg Treatment Center, Inc. c/o National Specialty Clinics, Inc.

2.	The physical address (not a PO box) of the principal office of the corporation will be: located in the County of: The mailing address of the above location, if different, will be:	Street:	618 Church Street, Suite 510
		City/State/Zip:	Nashville, Tennessee 37219
		County:	Davidson County
Street/Box:
City/State/Zip:

3.

The physical address (not a PO box) of the principal place of business in West Virginia of the corporation will be:

    located in the County of:

The mailing address of the above location, if different, will be:

		Street:	2157 Greenbrier Street
		City/State/Zip:	Charleston WV 25311
		County:	Kanawha County
Street/Box:
City/State/Zip:

4.	The name and address of the person to whom notice of process may be sent is:	Name:	Corporation Service Company
		Street:	1600 Laidley Tower
		City/State/Zip:	Charleston, WV 25301

5.	This corporation is organized as: (check one below)

☐	NON-PROFIT, NON-STOCK (complete sections 7, 8, 10, 11, 12 & 13)

☒	FOR PROFIT (complete sections 6, 7, 8, 9, 10, 11, 12 & 13)

6.	FOR PROFIT ONLY:

The total value of all authorized capital stock of the corporation will be $0.

The capital stock will be divided in 1,000 shares at the par value of $ No par per share.

☐	Check here if the shares are to be divided into more than one class or if the corporation is to issue shares in any preferred or special class in series. [Additional statements are required within the articles of incorporation, and are attached.]

FORM CD-1	Issued by the Secretary of State, State Capitol, Charleston, WV 25305	Revised 1/01

WEST VIRGINIA ARTICLES OF INCORPORATION

7.	The purposes for which this corporation is formed are as follows:

(Describe the type(s) of business activity which will be conducted, for example, “agricultural production of grain and poultry”, “construction of residential and commercial buildings”, “manufacturing of food products”, “commercial printing”, “retail grocery and sale of beer and wine”. Purposes may conclude with words “… including the transaction of any or all lawful business for which corporations may be incorporated in West Virginia.”)

Ownership and operation of a dependency treatment center, including the transaction of any and all lawful business for which corporations may be incorporated in West Virginia.

8.	The provisions for the regulation of the internal affairs of the corporation (optional, check one if applicable):

[Non-profit organizations must attach statement required by IRS for 501(c) status approval.]

☒	are set forth in the bylaws of the corporation;	☐	are attached and hereby set forth in the articles of incorporation.

9.	The provisions granting, limiting or denying preemptive rights to shareholders, if any, (check if applicable):

☐	are set forth in the bylaws of the corporation;	☐	are attached and hereby set forth in the articles of incorporation.

10.	The full names and address of the incorporators, and the number of shares subscribed for by each are:

Name	Address: No. & Street / City, State, Zip	No. of Shares
Marc R. Weintraub	Steptoe & Johnson PLLC	-0-
Bank One Center, Seventh Floor
Charleston, WV 25301

11.	The number of directors constituting the initial board of directors of the corporation is 2, and the names and addresses of the persons who will serve as directors until the first annual meeting, or until their successors are elected and shall qualify are (attach additional page if necessary):

Name	Address: No. & Street / City, State, Zip	No. of Shares
See attached

12.	The names of the individuals who will have signature authority on documents filed with the Secretary of State until the names of the president and secretary are filed on the annual report are:

See attached

13.	The number of pages attached and included in these Articles is 1.

14.	ACKNOWLEDGMENT: [All incorporators must sign two originals, with names & signatures the same through the Articles. Documents with photocopied signatures cannot be accepted.]

We, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this “Articles of Incorporation.” In witness whereof, we have accordingly set our hands:

Date 6/11/2001	Signatures:	/s/ Marc R. Weintraub

STATE OF WEST VIRGINIA, COUNTY OF KANAWHA; I, Kelly J. Young, a Notary Public, hereby certify that Marc R. Weintraub, whose names are signed to the foregoing Articles of Incorporation, this day personally appeared before me and acknowledged their signatures.

My commission expires 5/25/2003	/s/ Kelly J. Young,	Notary Public

ATTACHMENT

TO

WEST VIRGINIA ARTICLES OF INCORPORATION

OF

PARKERSBURG TREATMENT CENTER, INC.

11.	The names and addresses of the persons who will serve as directors until the first annual meeting, or until their successors are elected and shall qualify are:

Name	Address No. & Street	City, State, Zip
Davis R. Gnass	c/o National Specialty Clinics, Inc. 618 Church Street, Suite 510	Nashville, Tennessee 37219

Patty Chadwick	c/o National Specialty Clinics, Inc. 618 Church Street, Suite 510	Nashville, Tennessee 37219

12.	The names of the individuals who will have signature authority on documents filed with the Secretary of State until the names of the president and secretary are filed on the annual report are:

David R. Gnass, President and Chief Executive Officer

Patty Chadwick, Chief Financial Officer, Secretary and Treasurer

David A. Boutwell, Assistant Secretary